Exhibit 99.2
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-148705) pertaining to the Erie Indemnity Company 2004 Long-Term Incentive Plan, the Erie Indemnity Company 1997 Long-Term Incentive Plan, as amended, and the Erie Indemnity Company Deferred Compensation Plan for Outside Directors, as amended, of our report dated February 25, 2010, except with respect to the effect of retrospective application of the Financial Accounting Standards Board’s amended accounting guidance related to the consolidation of variable interest entities as fully described in Notes 2 and 4 to the consolidated financial statements as to which the date is May 6, 2010, with respect to the consolidated financial statements of Erie Indemnity Company for the years ended December 31, 2009 and 2008 included in this Current Report (Form 8-K) of Erie Indemnity Company dated May 6, 2010, filed with the Securities and Exchange Commission.
/s/ Ernst & Young LLP
Cleveland, Ohio
May 6, 2010